Exhibit 32.2

SECTION 1350 CERTIFICATION

The undersigned hereby certifies that the Annual Report on From 10-K of Mercator Partners Acquisition Corp. (the “Registrant”) for the period from inception (January 3, 2005) to December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: March 29, 2006	/s/ David Ballarini
David Ballarini
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)